Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 and any amendments thereto of EXCO Resources, Inc. (the “Company”) of the reference to Netherland, Sewell & Associates, Inc. and the inclusion of the information in our report dated January 4, 2013, in the Registration Statement on Form S-3 of the Company, filed with the U.S. Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas

January 24, 2014

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